Friedman Alpren & Green LLP

                                                       Exhibit 23.01




     We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 20, 1998 which appears in the annual report on Form 10-K of HMG Worldwide Corporation and Subsidiaries for the year ended December 31, 1997 and to the reference to our firm under the caption "Experts" in the Prospectus.


                                        Friedman Alpren & Green  LLP


New York, New York
August 18, 1998